Exhibit 99.1

Envestnet Reports Second Quarter 2020 Financial Results

Chicago, IL — August 6, 2020 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and six months ended June 30, 2020.

	Three months ended			Six months ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions except per share data)	2020	2019	Change	2020	2019	Change
GAAP:
Total revenues	$235.3	$224.4	5%	$481.9	$424.1	14%
Net income (loss)	$(5.5)	$0.6	n/m	$(12.7)	$(17.7)	(28)%
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.09)	$0.02	n/m	$(0.23)	$(0.35)	(34)%

Non-GAAP:
Adjusted revenues(1)	$235.4	$227.9	3%	$482.4	$427.5	13%
Adjusted net revenues(1)	$173.5	$167.6	4%	$351.9	$313.4	12%
Adjusted EBITDA(1)	$55.8	$43.2	29%	$110.4	$77.2	43%
Adjusted net income(1)	$31.8	$24.5	30%	$63.0	$43.9	44%
Adjusted net income per diluted share(1)	$0.59	$0.46	28%	$1.16	$0.85	36%
n/m - not meaningful

“Envestnet continues to execute, delivering strong second quarter results, supporting our clients during these challenging times, and focusing on our strategic roadmap,” said Bill Crager, Chief Executive Officer.

“We are on our way to establishing the ecosystem that can make financial wellness a reality for everyone. A new standard for personal financial services is emerging, and we are helping to drive it,” concluded Mr. Crager.

Financial Results for the Second Quarter of 2020

Asset-based recurring revenues increased 2% from the second quarter of 2019, and represented 52% of total revenues for the second quarter of 2020 compared to 53% for the second quarter 2019. Subscription-based recurring revenues increased 14% from the second quarter of 2019, and represented 45% of total revenues for the second quarter of 2020 compared to 41% for the second quarter 2019. Professional services and other non-recurring revenues decreased 33% from the prior year period. Total revenues increased 5% to $235.3 million for the second quarter of 2020 from $224.4 million for the second quarter of 2019.

Total operating expenses for the second quarter of 2020 decreased 5% to $231.3 million from $244.7 million in the prior year period. Cost of revenues decreased 4% to $68.8 million for the second quarter of 2020 from $72.1 million for the prior year period. Compensation and benefits decreased 7% to $95.6 million for the second quarter of 2020 from $103.3 million for the prior year period. Compensation and benefits were 41% of total revenues for the second quarter of 2020, compared to 46% in the prior year period. General and administration expenses decreased 9% to $38.4 million for the second quarter of 2020 from $42.4 million for the prior year period. General and administrative expenses were 16% of total revenues for the second quarter of 2020, compared to 19% in the prior year period.

Income from operations was $4.0 million for the second quarter of 2020 compared to loss of $20.3 million for the second quarter of 2019. Net loss was $5.5 million for the second quarter of 2020 compared to net income of $0.6 million for the second quarter of 2019. Net loss per diluted share attributable to Envestnet, Inc. was $0.09 for the second quarter of 2020 compared to net income per diluted share attributable to Envestnet, Inc. of $0.02 for the second quarter of 2019.

Adjusted revenues(1) for the second quarter of 2020 increased 3% to $235.4 million from $227.9 million for the prior year period. Adjusted net revenues(1) for the second quarter of 2020 increased 4% to $173.5 million from $167.6 million for the prior year period. Adjusted EBITDA(1) for the second quarter of 2020 increased 29% to $55.8 million from $43.2 million for the prior year period. Adjusted net income(1) increased 30% for the second quarter of 2020 to $31.8 million from $24.5 million for the prior year period. Adjusted net income per diluted share(1) for the second quarter of 2020 increased 28% to $0.59 for the second quarter of 2020 from $0.46 in the second quarter of 2019.

Balance Sheet and Liquidity

As of June 30, 2020, the Company had $92.2 million in cash and cash equivalents and $620.0 million in outstanding debt. The outstanding debt as of June 30, 2020 included $275.0 million in borrowings under the Company's $500.0 million revolving credit facility and $345.0 million in convertible notes maturing in 2023.

Outlook

The Company provided the following outlook for the third quarter ending September 30, 2020 and full year ending December 31, 2020. This outlook is based on the market value of assets on September 30, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	3Q 2020			FY 2020
GAAP:
Revenues:
Asset-based	$134.0	-	$134.5
Subscription-based	104.5	-	105.0
Total recurring revenues	$238.5	-	$239.5
Professional services and other revenues	6.0	-	6.5
Total revenues	$244.5	-	$246.0	$976.3	-	$979.3

Asset-based cost of revenues	$69.5	-	$70.0	$271.5	-	$272.5
Total cost of revenues	$77.0	-	$77.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		55.0			55.0
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$134.0	-	$134.5
Subscription-based	104.5	-	105.0
Total recurring revenues	$238.5	-	$239.5
Professional services and other revenues	6.0	-	6.5
Total revenues	$244.5	-	$246.0	$977.0	-	$980.0

Adjusted net revenues (1)	$174.5	-	$176.5	$704.5	-	$708.5

Adjusted EBITDA(1)	$56.0	-	$57.0	$221.0	-	$223.0
Adjusted net income per diluted share(1)		$0.59		$2.28	-	$2.31

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2020 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. Over 103,000 advisors and more than 4,900 companies including: 16 of the 20 largest U.S. banks, 46 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage the Envestnet platform to grow their business and client relationships.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter (@ENVintel).

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, loss allocation from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-14 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the third quarter and full year of 2020, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which is currently unknown; changes and volatility in financial and capital markets, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the our Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 6, 2020 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$92,244	$82,505
Fees receivable, net	74,871	67,815
Prepaid expenses and other current assets	38,665	32,183
Total current assets	205,780	182,503

Property and equipment, net	49,752	53,756
Internally developed software, net	78,024	60,263
Intangible assets, net	471,091	505,589
Goodwill	906,499	879,850
Operating lease right-of-use-assets, net	73,537	82,796
Other non-current assets	46,722	37,127
Total assets	$1,831,405	$1,801,884

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$134,763	$137,944
Accounts payable	16,132	17,277
Operating lease liabilities	13,926	13,816
Contingent consideration	1,603	—
Deferred revenue	42,861	34,753
Total current liabilities	209,285	203,790

Convertible Notes due 2023	311,031	305,513
Revolving credit facility	275,000	260,000
Contingent consideration	11,422	9,045
Deferred revenue	5,231	5,754
Non-current operating lease liabilities	81,600	88,365
Deferred tax liabilities, net	27,106	29,481
Other non-current liabilities	36,993	32,360
Total liabilities	957,668	934,308

Equity:
Total stockholders’ equity	875,795	869,094
Non-controlling interest	(2,058)	(1,518)
Total liabilities and equity	$1,831,405	$1,801,884

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Asset-based	$122,246	$120,070	$257,057	$229,004
Subscription-based	104,979	92,258	209,530	175,345
Total recurring revenues	227,225	212,328	466,587	404,349
Professional services and other revenues	8,088	12,117	15,265	19,762
Total revenues	235,313	224,445	481,852	424,111

Operating expenses:
Cost of revenues	68,849	72,080	143,782	133,725
Compensation and benefits	95,565	103,286	205,995	190,003
General and administration	38,448	42,421	79,558	82,945
Depreciation and amortization	28,443	26,915	56,126	46,432
Total operating expenses	231,305	244,702	485,461	453,105

Income (loss) from operations	4,008	(20,257)	(3,609)	(28,994)
Other expense, net	(8,173)	(7,512)	(9,710)	(13,275)
Loss before income tax provision (benefit)	(4,165)	(27,769)	(13,319)	(42,269)

Income tax provision (benefit)	1,306	(28,382)	(658)	(24,614)

Net income (loss)	(5,471)	613	(12,661)	(17,655)
Add: Net loss attributable to non-controlling interest	547	280	401	363
Net income (loss) attributable to Envestnet, Inc.	$(4,924)	$893	$(12,260)	$(17,292)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.09)	$0.02	$(0.23)	$(0.35)

Diluted	$(0.09)	$0.02	$(0.23)	$(0.35)

Weighted average common shares outstanding:
Basic	53,562,850	50,870,296	53,288,741	49,526,774

Diluted	53,562,850	52,982,688	53,288,741	49,526,774

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(12,661)	$(17,655)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,126	46,432
Provision for doubtful accounts	1,515	713
Deferred income taxes	(1,598)	(28,991)
Non-cash compensation expense	29,869	27,852
Non-cash interest expense	5,907	9,896
Accretion on contingent consideration and purchase liability	910	742
Payments of contingent consideration	—	(578)
Fair market value adjustment to contingent consideration liability	(1,982)	—
Gain on acquisition of equity method investment	(4,230)	—
Loss allocation from equity method investment	3,286	550
Impairment of right of use assets	1,426	—
Other	556	—
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(8,560)	(536)
Prepaid expenses and other current assets	(7,756)	(15,507)
Other non-current assets	(353)	(3,241)
Accrued expenses and other liabilities	(4,484)	(19,060)
Accounts payable	(2,130)	(4,768)
Deferred revenue	7,236	3,940
Other non-current liabilities	1,946	2,602
Net cash provided by operating activities	65,023	2,391

INVESTING ACTIVITIES:
Purchases of property and equipment	(4,329)	(8,815)
Capitalization of internally developed software	(25,703)	(15,583)
Investments in private companies	(12,625)	(2,000)
Acquisitions of businesses, net of cash acquired	(20,257)	(321,571)
Net cash used in investing activities	(62,914)	(347,969)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	45,000	175,000
Payments on revolving credit facility	(30,000)	(30,000)
Payments of contingent consideration	—	(171)
Proceeds from exercise of stock options	6,683	4,914
Purchase of treasury stock for stock-based tax withholdings	(12,816)	(15,962)
Issuance of restricted stock units	3	3
Net cash provided by financing activities	8,870	133,784

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,342)	166

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,637	(211,628)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	82,755	289,671

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$92,392	$78,043

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	June 30,	June 30,
	2020	2019
Cash and cash equivalents	$92,244	$77,717
Restricted cash included in prepaid expenses and other current assets	—	158
Restricted cash included in other non-current assets	148	168
Total cash, cash equivalents and restricted cash	$92,392	$78,043

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Total revenues	$235,313	$224,445	$481,852	$424,111
Deferred revenue fair value adjustment (a)	77	3,414	516	3,420
Adjusted revenues	235,390	227,859	482,368	427,531
Asset-based cost of revenues	(61,875)	(60,293)	(130,467)	(114,135)
Adjusted net revenues	$173,515	$167,566	$351,901	$313,396

Net income (loss)	$(5,471)	$613	$(12,661)	$(17,655)
Add (deduct):
Deferred revenue fair value adjustment (a)	77	3,414	516	3,420
Interest income (b)	(197)	(901)	(588)	(2,411)
Interest expense (b)	6,634	8,263	13,768	15,359
Accretion on contingent consideration and purchase liability (c)	311	502	910	742
Income tax provision (benefit)	1,306	(28,382)	(658)	(24,614)
Depreciation and amortization	28,443	26,915	56,126	46,432
Non-cash compensation expense (d)	13,875	14,988	27,345	27,852
Restructuring charges and transaction costs (c)	6,648	13,208	9,468	20,574
Severance (e)	1,869	3,280	15,851	5,760
Fair market value adjustment on contingent consideration liability (c)	(1,982)	—	(1,982)	—
Non-recurring litigation and regulatory related expenses (c)	3,517	—	4,220	—
Foreign currency (b)	463	(154)	(31)	(155)
Non-income tax expense adjustment (c)	(642)	908	(454)	1,118
Non-recurring gain (b)	—	—	(4,230)	—
Loss allocation from equity method investments (b)	1,256	347	3,286	550
(Income) loss attributable to non-controlling interest	(299)	210	(500)	241
Adjusted EBITDA	$55,808	$43,211	$110,386	$77,213
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expenses in the condensed consolidated statements of operations.
(d)For the 2020 period, $29,869 included in compensation and benefits, and a fair value adjustment of $(2,524) included in other expense, net in the condensed consolidated statements of operations. All of 2019 included in compensation and benefits in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(5,471)	$613	$(12,661)	$(17,655)
Income tax provision (benefit) (a)	1,306	(28,382)	(658)	(24,614)
Loss before income tax provision (benefit)	(4,165)	(27,769)	(13,319)	(42,269)
Add (deduct):
Deferred revenue fair value adjustment (b)	77	3,414	516	3,420
Accretion on contingent consideration and purchase liability (d)	311	502	910	742
Non-cash interest expense (c)	2,983	4,646	5,945	9,262
Non-cash compensation expense (e)	13,875	14,988	27,345	27,852
Restructuring charges and transaction costs (d)	6,648	13,208	9,468	20,574
Severance (f)	1,869	3,280	15,851	5,760
Fair market value adjustment on contingent consideration liability (d)	(1,982)	—	(1,982)	—
Amortization of acquired intangibles (g)	18,746	19,278	37,504	31,806
Non-recurring litigation and regulatory related expenses (d)	3,517	—	4,220	—
Foreign currency (c)	463	(154)	(31)	(155)
Non-income tax expense adjustment (d)	(642)	908	(454)	1,118
Non-recurring gain (c)	—	—	(4,230)	—
Loss allocation from equity method investments (c)	1,256	347	3,286	550
(Income) loss attributable to non-controlling interest	(299)	210	(500)	241
Adjusted net income before income tax effect	42,657	32,858	84,529	58,901
Income tax effect (h)	(10,884)	(8,388)	(21,554)	(15,020)
Adjusted net income	$31,773	$24,470	$62,975	$43,881

Basic number of weighted-average shares outstanding	53,562,850	50,870,296	53,288,741	49,526,774
Effect of dilutive shares:
Options to purchase common stock	374,070	1,164,246	519,886	1,185,480
Unvested restricted stock units	322,140	662,853	475,990	666,116
Convertible notes	—	261,075	11,719	12,532
Warrants	—	24,218	22,714	—
Diluted number of weighted-average shares outstanding	54,259,060	52,982,688	54,319,050	51,390,902

Adjusted net income per share - diluted	$0.59	$0.46	$1.16	$0.85
(a)For the three months ended June 30, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled (31.4)% and 102.2%, respectively. For the six months ended June 30, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled 4.9% and 58.2%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within other expense, net in the condensed consolidated statements of operations.
(d)Included within general and administrative expenses in the condensed consolidated statements of operations.
(e)For the 2020 period, $29,869 included in compensation and benefits, and a fair value adjustment of $(2,524) included in other expense, net in the condensed consolidated statements of operations. All of 2019 included in compensation and benefits in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.
(g)Included within depreciation and amortization in the condensed consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three and six months ended June 30, 2020 and 2019.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended June 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$187,685	$47,628	$—	$235,313
Deferred revenue fair value adjustment (a)	77	—	—	77
Adjusted revenues	187,762	47,628	—	235,390
Less: Asset-based cost of revenues	(61,875)	—	—	(61,875)
Adjusted net revenues	$125,887	$47,628	$—	$173,515

Revenues:
Asset-based	$122,246	$—	$—	$122,246
Subscription-based	61,410	43,569	—	104,979
Total recurring revenues	183,656	43,569	—	227,225
Professional services and other revenues	4,029	4,059	—	8,088
Total revenues	187,685	47,628	—	235,313

Operating expenses:
Cost of revenues:
Asset-based	61,875	—	—	61,875
Subscription-based	1,227	5,580	—	6,807
Professional services and other	9	158	—	167
Total cost of revenues	63,111	5,738	—	68,849
Compensation and benefits	62,796	25,802	6,967	95,565
General and administration	21,830	8,667	7,951	38,448
Depreciation and amortization	20,081	8,362	—	28,443
Total operating expenses	$167,818	$48,569	$14,918	$231,305

Income (loss) from operations	$19,867	$(941)	$(14,918)	$4,008
Add:
Deferred revenue fair value adjustment (a)	77	—	—	77
Accretion on contingent consideration and purchase liability (b)	373	(62)	—	311
Depreciation and amortization	20,081	8,362	—	28,443
Non-cash compensation expense (c)	9,055	2,981	1,839	13,875
Restructuring charges and transaction costs (b)	3,731	271	2,646	6,648
Non-income tax expense adjustment (b)	(578)	(64)	—	(642)
Severance (c)	1,437	432	—	1,869
Fair market value adjustment on contingent consideration liability (b)	—	(1,982)	—	(1,982)
Non-recurring litigation and regulatory related expenses (b)	—	3,517	—	3,517
Income attributable to non-controlling interest	(299)	—	—	(299)
Other	(17)	—	—	(17)
Adjusted EBITDA	$53,727	$12,514	$(10,433)	$55,808
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six months ended June 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$386,105	$95,747	$—	$481,852
Deferred revenue fair value adjustment (a)	516	—	—	516
Adjusted revenues	386,621	95,747	—	482,368
Less: Asset-based cost of revenues	(130,467)	—	—	(130,467)
Adjusted net revenues	$256,154	$95,747	$—	$351,901

Revenues:
Asset-based	$257,057	$—	$—	$257,057
Subscription-based	121,733	87,797	—	209,530
Total recurring revenues	378,790	87,797	—	466,587
Professional services and other revenues	7,315	7,950	—	15,265
Total revenues	386,105	95,747	—	481,852

Operating expenses:
Cost of revenues:
Asset-based	130,467	—	—	130,467
Subscription-based	2,419	10,665	—	13,084
Professional services and other	17	214	—	231
Total cost of revenues	132,903	10,879	—	143,782
Compensation and benefits	135,384	55,915	14,696	205,995
General and administration	47,110	17,854	14,594	79,558
Depreciation and amortization	39,501	16,625	—	56,126
Total operating expenses	$354,898	$101,273	$29,290	$485,461

Income (loss) from operations	$31,207	$(5,526)	$(29,290)	$(3,609)
Add:
Deferred revenue fair value adjustment (a)	516	—	—	516
Accretion on contingent consideration and purchase liability (b)	746	164	—	910
Depreciation and amortization	39,501	16,625	—	56,126
Non-cash compensation expense (c)	18,752	7,207	3,910	29,869
Restructuring charges and transaction costs (b)	4,920	456	4,092	9,468
Non-income tax expense adjustment (b)	(328)	(126)	—	(454)
Severance (c)	12,439	2,092	1,320	15,851
Fair market value adjustment on contingent consideration liability (b)	—	(1,982)	—	(1,982)
Non-recurring litigation and regulatory related expenses (b)	—	4,220	—	4,220
Income attributable to non-controlling interest	(500)	—	—	(500)
Other	(29)	—	—	(29)
Adjusted EBITDA	$107,224	$23,130	$(19,968)	$110,386
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended June 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$176,890	$47,555	$—	$224,445
Deferred revenue fair value adjustment (a)	3,414	—	—	3,414
Adjusted revenues	180,304	47,555	—	227,859
Less: Asset-based cost of revenues	(60,293)	—	—	(60,293)
Adjusted net revenues	$120,011	$47,555	$—	$167,566

Revenues:
Asset-based	$120,070	$—	$—	$120,070
Subscription-based	50,078	42,180	—	92,258
Total recurring revenues	170,148	42,180	—	212,328
Professional services and other revenues	6,742	5,375	—	12,117
Total revenues	176,890	47,555	—	224,445

Operating expenses:
Cost of revenues:
Asset-based	60,293	—	—	60,293
Subscription-based	1,115	5,582	—	6,697
Professional services and other	4,842	248	—	5,090
Total cost of revenues	66,250	5,830	—	72,080
Compensation and benefits	56,219	31,593	15,474	103,286
General and administration	25,666	8,553	8,202	42,421
Depreciation and amortization	16,376	10,539	—	26,915
Total operating expenses	$164,511	$56,515	$23,676	$244,702

Income (loss) from operations	$12,379	$(8,960)	$(23,676)	$(20,257)
Add:
Deferred revenue fair value adjustment (a)	3,414	—	—	3,414
Accretion on contingent consideration and purchase liability (b)	502	—	—	502
Depreciation and amortization	16,376	10,539	—	26,915
Non-cash compensation expense (c)	8,592	3,767	2,629	14,988
Restructuring charges and transaction costs (b)	794	(196)	12,610	13,208
Non-income tax expense adjustment (b)	908	—	—	908
Severance (c)	818	2,448	14	3,280
Loss attributable to non-controlling interest	210	—	—	210
Other	43	—	—	43
Adjusted EBITDA	$44,036	$7,598	$(8,423)	$43,211
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$329,595	$94,516	$—	$424,111
Deferred revenue fair value adjustment (a)	3,420	—	—	3,420
Adjusted revenues	333,015	94,516	—	427,531
Less: Asset-based cost of revenues	(114,135)	—	—	(114,135)
Adjusted net revenues	$218,880	$94,516	$—	$313,396

Revenues:
Asset-based	$229,004	$—	$—	$229,004
Subscription-based	91,104	84,241	—	175,345
Total recurring revenues	320,108	84,241	—	404,349
Professional services and other revenues	9,487	10,275	—	19,762
Total revenues	329,595	94,516	—	424,111

Operating expenses:
Cost of revenues:
Asset-based	114,135	—	—	114,135
Subscription-based	3,123	11,251	—	14,374
Professional services and other	4,847	369	—	5,216
Total cost of revenues	122,105	11,620	—	133,725
Compensation and benefits	104,774	62,957	22,272	190,003
General and administration	45,850	18,038	19,057	82,945
Depreciation and amortization	27,643	18,789	—	46,432
Total operating expenses	$300,372	$111,404	$41,329	$453,105

Income (loss) from operations	$29,223	$(16,888)	$(41,329)	$(28,994)
Add:
Deferred revenue fair value adjustment (a)	3,420	—	—	3,420
Accretion on contingent consideration and purchase liability (b)	742	—	—	742
Depreciation and amortization	27,643	18,789	—	46,432
Non-cash compensation expense (c)	14,269	7,955	5,628	27,852
Restructuring charges and transaction costs (b)	1,056	769	18,749	20,574
Non-income tax expense adjustment (b)	1,108	10	—	1,118
Severance (c)	1,168	4,496	96	5,760
Loss attributable to non-controlling interest	241	—	—	241
Other	65	1	2	68
Adjusted EBITDA	$78,935	$15,132	$(16,854)	$77,213
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2019	2019	2019	2020	2020
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$182,143	$188,739	$207,083	$185,065	$215,994
Assets under Administration (“AUA”)	330,226	316,742	343,505	312,472	344,957
Total AUM/A	512,369	505,481	550,588	497,537	560,951
Subscription	2,835,780	2,947,582	3,205,281	2,875,394	3,247,400
Total Platform Assets	$3,348,149	$3,453,063	$3,755,869	$3,372,931	$3,808,351
Platform Accounts
AUM	907,034	934,811	935,039	970,896	1,007,386
AUA	1,196,114	1,136,430	1,193,882	1,254,856	1,252,247
Total AUM/A	2,103,148	2,071,241	2,128,921	2,225,752	2,259,633
Subscription	9,492,653	9,692,714	9,793,175	10,090,172	10,003,156
Total Platform Accounts	11,595,801	11,763,955	11,922,096	12,315,924	12,262,789
Advisors
AUM/A	39,727	39,735	40,563	40,971	41,206
Subscription	59,292	60,319	61,180	62,077	62,404
Total Advisors	99,019	100,054	101,743	103,048	103,610

The following table summarizes the changes in AUM and AUA for the three months ended June 30, 2020:

	3/31/2020	Gross Sales	Redemptions	Net Flows	Market Impact	6/30/2020
	(in millions except account data)
AUM	$185,065	$16,843	$(9,860)	$6,983	$23,946	$215,994
AUA	312,472	16,526	(23,025)	(6,499)	38,984	344,957
Total AUM/A	$497,537	$33,369	$(32,885)	$484	$62,930	$560,951

Fee-Based Accounts	2,225,752			33,881		2,259,633

The above AUM/A gross sales figures include $1.6 billion in new client conversions. The Company onboarded an additional $24.1 billion in subscription conversions during the three months ended June 30, 2020, bringing total conversions for the quarter to $25.7 billion.